                                                                    EXHIBIT 20.2
                                     UCFC
                                UCFC Loan Trust
                                 Series 1996-A
                               Reserve Fund Trust
                       Statement  To  Certificateholders

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                                             DISTRIBUTIONS IN DOLLARS
                           PRIOR                                                                         CURRENT
           ORIGINAL    PRINCIPAL                                            REALIZED      DEFERRED     PRINCIPAL
CLASS    FACE VALUE      BALANCE     INTEREST     PRINCIPAL       TOTAL       LOSSES      INTEREST       BALANCE
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A             0.00         0.00         0.00          0.00        0.00         0.00          0.00          0.00
B             0.00         0.00         0.00          0.00        0.00         0.00          0.00          0.00


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TOTALS        0.00         0.00         0.00          0.00        0.00         0.00          0.00          0.00
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                FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                  PASS-THROUGH
                                                                                                  RATES
                         PRIOR                                              CURRENT
                     PRINCIPAL                                            PRINCIPAL
CLASS     CUSIP        BALANCE      INTEREST    PRINCIPAL       TOTAL       BALANCE      CURRENT           NEXT
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A                     0.000000      0.000000     0.000000    0.000000      0.000000     0.000000%      0.000000%
B                     0.000000      0.000000     0.000000    0.000000      0.000000     0.000000%      0.000000%



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SELLER:                UCFC Acceptance Corporation              ADMINISTRATOR:                  Vince Valdes
SERVICER:              United Companies Lending Corporation                                Bankers Trust Company
LEAD UNDERWRITER:      UCFC Acceptance Corporation                                              3 Park Plaza
RECORD DATE:           September 30, 1996                                                     Irvine, CA 92714
DISTRIBUTION DATE:     October 15, 1996                         FACTOR INFORMATION:            (800) 735-7777
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                                        (R) COPYRIGHT 1996 Bankers Trust Company

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